Exhibit 6.5

Company Legal Name: RED RESORT LIMITED PARTNERSHIP

Document Name: LF986-Advice of Loan Terms

Customer Tracking ID: B20093281901020

Transaction ID: MOD-301815351

ATTENTION:

Please do not remove or discard this sheet and ensure that it is returned with the attached document(s).

Further to our conversation, we are pleased to confirm your instructions for the following term loan renewal of the credit facility which is as subject to the terms of our Letter of Agreement: Latest re-instated LF985 (17/MAR/2025).

Date: April 04, 2025

Borrower Name: RED RESORT LIMITED PARTNERSHIP

Loan Type: Fixed Rate Term Loan

Loan Advance Amount: $3,116,517.08 CAD

Requested Date of Advance: April 04, 2025

Funds to be Credited to: 0755-6999-528

Interest Rate: 5.94% per annum

Selected Term: 12 months	Amortization: 215 months

Payment Frequency: Monthly	Payment Type: Irregular payment – principal and interest December to May and Interest only June to November annually

Payment Amount: $28,856.64	First Payment Due: April 30, 2025

Maturity Date: March 31, 2026

Thank you for your business, and I look forward to continuing to work with you to meet your financial goals.

Accepted and agreed to this		day of		, 2025
	(Day)		(Month)	(Year)

LF986 (Jan 2023)	Page 1 of 2

For renewals: RED RESORT LIMITED PARTNERSHIP

Signature:	/s/ Dyne Parker

Name:

Title:

Signature:	/s/ Donald Thompson

Name:

Title:

LF986 (Aug 2020)	Page 2 of 2

Company Legal Name: RED RESORT LIMITED PARTNERSHIP

Document Name: LF986-Advice of Loan Terms

Customer Tracking ID: B20093281901020

Transaction ID: MOD-301626645

ATTENTION:

Please do not remove or discard this sheet and ensure that it is returned with the attached document(s).

Further to our conversation, we are pleased to confirm your instructions for the following term loan renewal of the credit facility which is as subject to the terms of our Letter of Agreement: original LF984 dated (22/09/2017)

Date: April 04, 2024

Borrower Name: RED RESORT LIMITED PARTNERSHIP

Loan Type: Fixed Rate Term Loan

Loan Advance Amount: $3,289,656.92 CAD

Requested Date of Advance: April 04, 2024

Funds to be Credited to: NA-FRTL Renewal

Interest Rate: 7.23% per annum

Selected Term: 12 months	Amortization: 228 months

Payment Frequency: Monthly	Payment Type: Irregular (Principal plus interest payments Dec-May and interest only Jun-Nov annually)

Payment Amount: $28,856.64	First Payment Due: April 30, 2024

Maturity Date: March 31, 2025

For renewals: [Please sign below].

Thank you for your business, and I look forward to continuing to work with you to meet your financial goals.

Accepted and agreed to this	5	day of	April	, 2024
	(Day)		(Month)	(Year)

LF986 (Jan 2023)	Page 1 of 2

For renewals: RED RESORT LIMITED PARTNERSHIP

Signature:	/s/ Dyne Parker

Name:	Dyne Parker

Title:	Authorized Signatory

Signature:	/s/ Donald Thompson

Name:	Donald Thompson

Title:	Authorized Signatory

LF986 (Aug 2020)	Page 2 of 2

Company Legal Name: RED RESORT LIMITED PARTNERSHIP

Document Name: LF986-Advice of Loan Terms

Customer Tracking ID: B20093281901020

Transaction ID: MOD-301815363

ATTENTION:

Please do not remove or discard this sheet and ensure that it is returned with the attached document(s).

Further to our conversation, we are pleased to confirm your instructions for the following term loan renewal of the credit facility which is as subject to the terms of our Letter of Agreement: Latest re-instated LF985 (17/MAR/2025).

Date: April 04, 2025

Borrower Name: RED RESORT LIMITED PARTNERSHIP

Loan Type: Fixed Rate Term Loan

Loan Advance Amount: $511,958.44 CAD

Requested Date of Advance: April 04, 2025

Funds to be Credited to: 0755-6999-501

Interest Rate: 5.94% per annum

Selected Term: 12 months	Amortization: 35 months

Payment Frequency: Monthly	Payment Type: Irregular payment – principal and interest December to May and Interest only June to November annually

Payment Amount: $28,442.14	First Payment Due: April 30, 2025

Maturity Date: March 31, 2026

Thank you for your business, and I look forward to continuing to work with you to meet your financial goals.

Accepted and agreed to this		day of		, 2025
	(Day)		(Month)	(Year)

LF986 (Jan 2023)	Page 1 of 2

For renewals: RED RESORT LIMITED PARTNERSHIP

	Signature:	/s/ Dyne Parker

Name:

Title:

	Signature:	/s/ Donald Thompson

Name:

Title:

LF986 (Aug 2020)	Page 2 of 2

Company Legal Name: RED RESORT LIMITED PARTNERSHIP

Document Name: LF986-Advice of Loan Terms

Customer Tracking ID: B20093281901020

Transaction ID: MOD-301624897

ATTENTION:

Please do not remove or discard this sheet and ensure that it is returned with the attached document(s).

Further to our conversation, we are pleased to confirm your instructions for the following term loan renewal of the credit facility which is as subject to the terms of our Letter of Agreement: original LF984 dated (22/09/2017)

Date: April 04, 2024

Borrower Name: RED RESORT LIMITED PARTNERSHIP

Loan Type: Fixed Rate Term Loan

Loan Advance Amount: $682,611.28 CAD

Requested Date of Advance: April 02, 2024

Funds to be Credited to: NA-FRTL Renewal

Interest Rate: 7.23% per annum

Selected Term: 12 months	Amortization: 48 months

Payment Frequency: Monthly	Payment Type: Irregular (Principal plus interest payments Dec-May and interest only Jun-Nov annually)

Payment Amount: $28,442.14	First Payment Due: April 30, 2024

Maturity Date: March 31, 2025

For renewals: [Please sign below].

Thank you for your business, and I look forward to continuing to work with you to meet your financial goals.

Accepted and agreed to this	5	day of	April	, 2025
	(Day)		(Month)	(Year)

LF986 (Jan 2023)	Page 1 of 2

For renewals: RED RESORT LIMITED PARTNERSHIP

Signature:	/s/ Dyne Parker

Name:	Dyne Parker

Title:	Authorized Signatory

Signature:	/s/ Donald Thompson

Name:	Donald Thompson

Title:	Authorized Signatory

LF986 (Aug 2020)	Page 2 of 2

Company Legal Name: RED RESORT LIMITED PARTNERSHIP

Document Name: LF985 - Letter of Agreement – Amendment & Restatement

Customer Tracking ID: B20093281901020

Application ID: 200458695

ATTENTION:

Please do not remove or discard this sheet and ensure that it is returned with the attached document(s).

1498 BAY AVENUE,

TRAIL, BC V1R 4B1

March 17, 2025

RED RESORT LIMITED PARTNERSHIP

ROSSLAND, BRITISH COLUMBIA V0G 1Y0

Attention: HOWARD KATKOV, DONALD THOMPSON AND DYNE PARKER

LETTER OF AGREEMENT – AMENDMENT & RESTATEMENT

Bank of Montreal (together with BMO Bank N.A. and Bank of Montreal’s other affiliates and their respective successors who are owed any present or future debts, liabilities or obligations by the Borrower, collectively “BMO”) is pleased to provide this amended and restated Letter of Agreement with respect to the credit Facilities (each a “Facility” and collectively, the “Facilities”) described herein. The letter (the “Letter of Agreement”) amends and restates the existing Letter of Agreement dated March 5, 2024 (the “Prior Letter”). The Facilities are offered (or continue to be offered, as applicable) on the terms and conditions set out in this Letter of Agreement. The Schedules listed below and attached form part of this Letter of Agreement. Capitalised terms used but not defined have the meanings ascribed to them in Schedule E.

Notwithstanding any other provision of this Letter of Agreement or in any applicable agreements:

(1)	the Facilities are uncommitted and any Advance under any Facility will be made at BMO’s sole discretion. Any unutilized portion of any Facility may be cancelled by BMO at any time without prior notice; and

(2)	each Facility and all other amounts owing under or in connection with this Letter of Agreement are repayable on demand.

Borrower(s):	RED RESORT LIMITED PARTNERSHIP
(the “Borrower(s)”)

Guarantor(s):	RED MOUNTAIN VENTURES LIMITED PARTNERSHIP
RMR ACQUISITION CORP.
RED PROPERTY MANAGEMENT LTD.
LEROI ACQUISITION CORP.
(the “Guarantor(s)”)

Total Facility Limit:	The total approved amount of all facilities shall not exceed $6,770,903.16 at any time.

LF985 (May 2024)	Page 1 of 34

Your Product Summary

Facility/ Facilities:

Facility No#	Product Type	Authorized Amount	Currency
1	Non-Revolving Facility - Shared limit/Multi-product/Multi-draw	$540,400.58	CAD
2	Non-Revolving Facility - Shared limit/Multi-product/Multi-draw	$3,145,373.72	CAD
3	Revolving Facility - Shared limit/Multi-product/Multi-draw	$1,500,000.00	CAD
4	Non-Revolving Facility - Shared limit/Multi-product/Multi-draw	$1,485,128.86	CAD
5	BMO Corporate MasterCard	$100,000.00	CAD

Your Product Details

Non-Revolving Facility - Shared limit/Multi-product/Multi-draw

Facility # 1 - Existing
Facility Authorization:	$540,400.58 CAD
Current Advanced Amount:	$540,400.58 CAD
Available Amount:	$0.00 CAD
Type of Loan:	Asset and capital financing
Purpose:	For general capital requirements

Current Advances:	Product type	Account #	Current Balance	Payment Amount	Payment Type	Payment Frequency	Interest Rate	Maturity Date
	Fixed Rate Term Loan	0755-6999-501	$540,400.58	$28,442.14	Irregular Payment	Monthly	6.95%	31-MAR-2025

Maximum Amortization:	39 months
Advance Options (each a “Loan” and collectively the “Loans”)	Additional Details
Demand Loan Non Revolving	Interest Rate: Prime Rate plus 2.0% per annum. Interest is calculated monthly in arrears, and payable monthly. The Prime Rate in effect as of March 17, 2025 is 4.95%.

LF985 (May 2024)	Page 2 of 34

Your Product Summary

Repayment Terms: Repayable on demand, provided that until demand is made by BMO:

Equal principal payments to be collected separately on the last day of each month December through May, and interest to be collected monthly. The amount of the payments will be determined based on the Loan amount, amortization and the interest rate in effect at the time of the Advance, as applicable.

Prepayments of principal in whole or in part are permitted, without penalty

Other:

Fixed Rate Term Loan

Type of Loan: Closed Term Loan

Interest Rate: To be determined at time of Advance.

Notwithstanding the foregoing and unless otherwise prohibited by law, if the Loan is not paid in full with interest at the Maturity Date, the Loan shall bear interest at a rate per annum equal to the sum of 3% plus the Prime Rate, determined and accrued daily and compounded monthly, not in Advance, on the outstanding balance, from the Maturity Date and both before and after demand and both before and after judgment until actual payment in full.

Repayment Terms: On demand by BMO, provided that until BMO makes demand: Equal monthly principal payments to be collected December through May separately on the last day of each month, and interest monthly. The amount of the payments will be determined based on the Loan amount, payment frequency, amortization, and term.

OR

Blended monthly payments comprising principal and interest to be paid monthly in arrears, on the last day of each month December thourhg May and interest only June through November. The amount of the payment will be determined based on the Loan amount, term, amortization and the interest rate in effect at the time of the Advance.

The balance of the Loan then outstanding, together with all accrued and unpaid interest, shall be due and payable at the end of the term of the Loan.

Prepayment Terms: Closed Term Loan Only

Prepayment not permitted in whole or in part, prior to the maturity date.

Prepayment Option Term Loan Only

Prepayments of principal in whole or in part are permitted, without penalty.

Maximum Term: 1 year

LF985 (May 2024)	Page 3 of 34

Your Product Summary

Maturity Date: Without limiting BMO’s right to demand, the last day of the month determined based on the term selected and the date of advance. At any time prior to the Maturity Date, provided that no Default has occurred and is continuing and that the Borrower is in compliance with the covenants in Schedule A, the Borrower may request in writing that this Agreement be renewed. Any renewal of this Agreement shall be (i) subject to the terms and conditions contained herein, and (ii) documented in writing on terms satisfactory to BMO and the Borrower.

Other:

The aggregate of all outstanding Advances under this Facility shall at no time exceed the Facility Authorization for this Facility.

Each Advance under this Facility shall be a separate Loan, shall be non-revolving and shall be permanently reduced by any repayments or payments by the Borrower.

The Borrower shall give to BMO 5 Business Days notice with respect to any request for a Loan under this Facility.

Non-Revolving Facility - Shared limit/Multi-product/Multi-draw

Facility #2 - Existing
Facility Authorization	$3,145,373.72 CAD
Current Advanced Amount	$3,145,373.72 CAD
Available Amount	$0.00 CAD
Type of Loan	Asset and capital financing
Purpose	Consolidation of debts

Current Advances:	Product type	Account #	Current Balance	Payment Amount	Payment Type	Payment Frequency	Interest Rate	Maturity Date
	Fixed Rate Term Loan	0755-6999-528	$3,145,373.72	$28,856.64	Irregular Payment	Monthly	6.95%	31-MAR-2025

Maximum Amortization	219 months
Advance Options (each a “Loan” and collectively the “Loans”)	Additional Details

LF985 (May 2024)	Page 4 of 34

Your Product Summary

Demand Loan Non Revolving

Interest Rate: Prime Rate plus 2% per annum. Interest is calculated monthly in arrears, and payable monthly. The Prime Rate in effect as of March 17, 2025 is 4.95%.

Repayment Terms: Repayable on demand, provided that until demand is made by BMO:

Equal principal payments to be collected separately on the last day of each month December through May, and interest to be collected monthly. The amount of the payments will be determined based on the Loan amount, amortization and the interest rate in effect at the time of the Advance, as applicable.

Prepayments of principal in whole or in part are permitted, without penalty

Other:

Fixed Rate Term Loan

Type of Loan: Closed Term Loan

Interest Rate: To be determined at time of Advance.

Notwithstanding the foregoing and unless otherwise prohibited by law, if the Loan is not paid in full with interest at the Maturity Date, the Loan shall bear interest at a rate per annum equal to the sum of 3% plus the Prime Rate, determined and accrued daily and compounded monthly, not in Advance, on the outstanding balance, from the Maturity Date and both before and after demand and both before and after judgment until actual payment in full.

Repayment Terms: On demand by BMO, provided that until BMO makes demand: Equal monthly principal payments to be collected December through May separately on the last day of each month, and interest monthly. The amount of the payments will be determined based on the Loan amount, payment frequency, amortization, and term.

OR

Blended monthly payments comprising principal and interest to be paid monthly in arrears, on the last day of each month December thourhg May and interest only June through November. The amount of the payment will be determined based on the Loan amount, term, amortization and the interest rate in effect at the time of the Advance.

The balance of the Loan then outstanding, together with all accrued and unpaid interest, shall be due and payable at the end of the term of the Loan.

Prepayment Terms: Closed Term Loan Only

LF985 (May 2024)	Page 5 of 34

Your Product Summary

Prepayment not permitted in whole or in part, prior to the maturity date.

Maximum Term: 1 year

Maturity Date: Without limiting BMO’s right to demand, the last day of the month determined based on the term selected and the date of advance. At any time prior to the Maturity Date, provided that no Default has occurred and is continuing and that the Borrower is in compliance with the covenants in Schedule A, the Borrower may request in writing that this Agreement be renewed. Any renewal of this Agreement shall be (i) subject to the terms and conditions contained herein, and (ii) documented in writing on terms satisfactory to BMO and the Borrower.

Other:

The aggregate of all outstanding Advances under this Facility shall at no time exceed the Facility Authorization for this Facility.

Each Advance under this Facility shall be a separate Loan, shall be non-revolving and shall be permanently reduced by any repayments or payments by the Borrower.

The Borrower shall give to BMO 5 Business Days notice with respect to any request for a Loan under this Facility.

Revolving Facility - Shared limit/Multi-product/Multi-draw

Facility # 3 - Existing
Facility Authorization:	$1,500,000.00 CAD (Decreasing limt from $2,152,500 CAD to $1,500,000 CAD)
Current Advanced Amount:	$1,500,000.00 CAD
Available Amount:	$0.00 CAD
Type of Loan:	Operating Facility
Purpose:	For general operating requirements.
Current Advances:	Product type	Account #	Current Balance	Payment Amount	Payment Type	Payment Frequency	Interest Rate	Maturity Date
	Overdraft Lending Product - CDN or USD	0755-1026-807	($717,610.78)	$0.00	N/A	Monthly	6.45%	N/A

LF985 (May 2024)	Page 6 of 34

Your Product Summary

Advance Options (each a “Loan” and collectively the “Loans”)

Additional Details:

Seasonal Bulge to be set up with ODL limit of 1.5MM from June 1st to Nov 30th annually, to match business seasonality. Limit is to go back to 1MM Dec. 1st of every year.

•         Jan 1 to June 30 : ODL limit $1,000M

•         July 1 to Dec 31 : ODL limit $1,500M

Operating Demand Loan

Interest Rate: Prime Rate plus 1.5% per annum. Interest is calculated monthly in arrears, and payable on the last day of each month. The Prime Rate in effect as of March 17, 2025 is 4.95%.

BMO is experiencing a technical issue that causes overdraft advances under this Facility to be charged interest at the Overdraft Rate (currently 21% per annum) rather than the per annum interest rate applicable to the Facility described above. This issue will be corrected by the BMO within 10 Business Days of the start of the second month following the date of this Letter of Agreement. The BMO will credit to the Borrower any amounts overpaid as a result of the issue, together with interest on such amounts at the prevailing Bank of Canada rate per annum payable at the end of the first month following the date of this Letter of Agreement. Once corrected, the issue is not anticipated to reoccur. Any overdraft advances that exceed the Facility Authorization are excluded from the foregoing and will be charged the Overdraft Rate.

Facility Fee: $500 per month. This is the fee for the loan and does not include other account fees. Refer to our Better Banking Guide for other applicable fees.

Repayment Terms: Repayable on demand

Other Costs: BMO is not obliged to permit the Loan to exceed the Cap amount.

If the Loans exceed the Cap amount, the excess will bear interest at the Overdraft Rate, which is currently 21% per annum. BMO shall also be entitled to charge the Borrower a fee of 1% calculated on the amount of excess over the Cap amount or $100, whichever is greater and a $5 overdraft handling charge per item that creates or increases the excess.

The aggregate of all outstanding Advances under this Facility shall at no time exceed the Facility Authorization for this Facility.

Each Advance under this Facility shall be a separate Loan.

The Borrower shall give to BMO 5 Business Days notice with respect to any request for a Loan under this Facility or request to change the Cap amount of an Operating Demand Loan under this Facility.

The Borrower is permitted four account limit changes per month and a charge of $150/ change will apply for additional limit changes.

LF985 (May 2024)	Page 7 of 34

Your Product Summary

Non-Revolving Facility - Shared limit/Multi-product/Multi-draw

Facility # 4 - Existing
Facility Authorization:	$1,485,128.86 CAD
Current Advanced Amount:	$1,485,128.86 CAD
Available Amount:	$0.00 CAD
Type of Loan:	Asset and capital financing
Purpose:	For general capital requirements

Current Advances:	Product type	Account #	Current Balance	Payment Amount	Payment Type	Payment Frequency	Interest Rate	Maturity Date
	Demand Loan Non Revolving	0755-6999-296	$1,485,128.86	$0.00	Irregular Payment	Monthly	6.7%	N/A

Maximum Amortization:	114 months
Advance Options (each a “Loan” and collectively the “Loans”)	Additional Details
Demand Loan Non Revolving

Interest Rate: Prime Rate plus 1.75% per annum. Interest is calculated monthly in arrears, and payable monthly. The Prime Rate in effect as of March 17, 2025 is 4.95%.

Repayment Terms: Repayable on demand, provided that until demand is made by BMO:

OR

Equal principal payments to be collected separately on the last day of each month December through May, and interest to be collected monthly. The amount of the payments will be determined based on the Loan amount, amortization and the interest rate in effect at the time of the Advance, as applicable

Prepayments of principal in whole or in part are permitted, without penalty

Other:

LF985 (May 2024)	Page 8 of 34

Your Product Summary

Fixed Rate Term Loan

Type of Loan: Closed Term Loan

Interest Rate: To be determined at time of Advance.

Notwithstanding the foregoing and unless otherwise prohibited by law, if the Loan is not paid in full with interest at the Maturity Date, the Loan shall bear interest at a rate per annum equal to the sum of 3% plus the Prime Rate, determined and accrued daily and compounded monthly, not in Advance, on the outstanding balance, from the Maturity Date and both before and after demand and both before and after judgment until actual payment in full.

Repayment Terms: On demand by BMO, provided that until BMO makes demand: Equal monthly principal payments to be collected December through May separately on the last day of each month, and interest monthly. The amount of the payments will be determined based on the Loan amount, payment frequency, amortization, and term.

OR

Blended monthly payments comprising principal and interest to be paid monthly in arrears, on the last day of each month December thourhg May and interest only June through November. The amount of the payment will be determined based on the Loan amount, term, amortization and the interest rate in effect at the time of the Advance.

The balance of the Loan then outstanding, together with all accrued and unpaid interest, shall be due and payable at the end of the term of the Loan.

Prepayment Terms: Closed Term Loan Only

Prepayment not permitted in whole or in part, prior to the maturity date.

Maximum Term: 1 year

Maturity Date: Without limiting BMO’s right to demand, the last day of the month determined based on the term selected and the date of advance. At any time prior to the Maturity Date, provided that no Default has occurred and is continuing and that the Borrower is in compliance with the covenants in Schedule A, the Borrower may request in writing that this Agreement be renewed. Any renewal of this Agreement shall be (i) subject to the terms and conditions contained herein, and (ii) documented in writing on terms satisfactory to BMO and the Borrower.

Other:

The aggregate of all outstanding Advances under this Facility shall at no time exceed the Facility Authorization for this Facility.

Each Advance under this Facility shall be a separate Loan, shall be non-revolving and shall be permanently reduced by any repayments or payments by the Borrower.

The Borrower shall give to BMO 5 Business Days notice with respect to any request for a Loan under this Facility.

LF985 (May 2024)	Page 9 of 34

Your Product Summary

BMO Corporate MasterCard

Facility # 5 - New
Facility Authorization:	$100,000.00 CAD (Increasing limit from $50,000.00 CAD to $100,000.00 CAD)
Type of Loan:	Corporate MasterCard®*
Purpose:	Operating Financing
Interest Rate:	As determined by Corporate MasterCard Agreement.
Repayments:	As determined by Corporate MasterCard Agreement.
Facility Fee:	As determined by Corporate MasterCard Agreement.
®* MasterCard is a registered trademark of MasterCard International Incorporated. Used under license.

LF985 (May 2024)	Page 10 of 34

Terms and Conditions

Conditions Precedent to Advances:

The Facility(ies) may only be made available in BMO’s discretion and will, in any event, require of the conditions set out below has to be completed to BMO’s satisfaction.

Security:

All present and future debts, liabilities and obligations of the Borrower under the Facilities owed to Bank of Montreal, BMO Bank N.A. and Bank of Montreal’s other affiliates and their respective successors will be secured by the following documents, instruments, agreements and other assurances (collectively, the “Security”), which shall be delivered to BMO prior to any Advance of funds, in form and substance acceptable to BMO and its solicitors, acting reasonably:

Security Held:

1.	Insurance on a “Fire and Extended Coverage “or”All Risks” basis must be arranged (with satisfactory evidence thereof delivered to BMO) satisfactory to BMO for the full insurable or replacement value with loss payable to BMO. The policy is to contain the Standard Mortgage Clause. A copy of the policy is to be provided

2.	$7,000,000.00 Corporate guarantee from RED MOUNTAIN VENTURES LIMITED PARTNERSHIP, LEROI ACQUISITION CORP., RMR ACQUISITION CORP., RED PROPERTY MANAGEMENT LTD.

3.	$3,005,000.00 Corporate guarantee from RED MOUNTAIN VENTURES LIMITED PARTNERSHIP, LEROI ACQUISITION CORP., RMR ACQUISITION CORP., RED PROPERTY MANAGEMENT LTD.

4.	Registered General Security Agreement (“GSA”)/Moveable Hypothec (“Hypothec”) providing BMO with a security interest/hypothec over all present and after-acquired personal/moveable property of the Borrower with a First ranking.

5.	Registered General Security Agreement (“GSA”)/Moveable Hypothec (“Hypothec”) providing BMO with a security interest/hypothec over all presend and after-acquired personal/moveable property of RED MOUNTAIN VENTURES LIMITED PARTNERSHIP with a First ranking.

6.	Registered General Security Agreement (“GSA”)/Moveable Hypothec (“Hypothec”) providing BMO with a security interest/hypothec over all presend and after-acquired personal/moveable property of LEROI ACQUISITION CORP. with a First ranking.

7.	Registered General Security Agreement (“GSA”)/Moveable Hypothec (“Hypothec”) providing BMO with a security interest/hypothec over all presend and after-acquired personal/moveable property of RMR ACQUISITION CORP. with a First ranking.

8.	Registered General Security Agreement (“GSA”)/Moveable Hypothec (“Hypothec”) providing BMO with a security interest/hypothec over all presend and after-acquired personal/moveable property of RED PROPERTY MANAGEMENT LTD. with a First ranking.

9.	Registered -ranking All Indebtedness Mortgage in the amount of $7,000,000.00 registered over 11 PID #’s. 028-280-253/ 006 976 824 / 012 040 134 / 014 031 892 / 014 646 510 / 014 646 561 / 014 646 595 / 026 522 225 / 014 031 876 / 014 031 914 / 016 168 852 with the municipal address of Red Mountain Road, Rossland, BC, (the “Mortgaged Property”) with appropriate enabling resolutions and Documentation and Assignment of Rents over Red Mountain Road, Rossland, BC.

10.	Subrogation agreement signed by RMR Acquisition Corp. Subrogating the specific amount of $15,000,000 CAD against intercompany loan advances to Red Resort Limited Partnership.

11.	Environmental Review and Compliance Certificate of each PID outlined above.

12.	Solicitor’s Letter of Opinion confirming Environmental Review and Compliance Certificate provided over subject project in March 2018 when registed mortgage charge CA6689765/6 was established.

LF985 (May 2024)	Page 11 of 34

Terms and Conditions

Security to be Released :

Partial Security Release : release of 0.34 Acres from PID 012 040 134, Red Mountain Road, Rossland, BC.

Legally described as Parcel A, Plan NEPX60, Sublot 28, Township 28, Kootenay Land District, (see 21298I) Exc (1) PT Lying S of a line Parallel to & 5 Chains Distant from Sly Bndy & W of a line parallel to & 20 Chains Distract FR ELY BNDY & (2) PL 5201 5552 6874 NEP 79845 NEP88.

Any other documents, instruments or agreements as may be required by BMO, acting reasonably to the extent permitted by law, and despite anything to the contrary in any particular Security document: (a) all present and future debts, liabilities and obligations of the Borrower to Bank of Montreal, BMO Bank N.A. and Bank of Montreal’s other affiliates and their successors under the Facilities and all indemnity obligations owed by Bank of Montreal to any of its affiliates related to the Facilities will be secured by the Security, and (b) Bank of Montreal will hold all Security as agent for itself and for its affiliates who are owed any present or future debts, liabilities or obligations in connection with any Facility.

Covenants

As long as any Advance remains outstanding under or in connection with this Letter of Agreement, or so long as any commitment under this Letter of Agreement remains in effect, the Borrower and any Guarantor will perform and comply with the covenants set out in Schedule A.

Financial Covenants:

In addition, the Borrower and each Guarantor, as applicable, will perform and comply with the following financial covenants, based on financial statements of the Borrower or applicable Guarantor:

Financial Covenant	Description	Requirement	Frequency
Other Testing

Provision for full clean up min once a year - the borrower shall ensure that the ODL facility is fully repaid to zero at least once during each fiscal year

Full clean up of ODL facility on an annual basis - ODL balance reduced to 0 at least once per fiscal year

		Equal To 0.00	Annually
Debt service coverage ratio	Net Income + Interest + Amortization / CPLTD + Interest + Non Discretionary Dividends.	Greater Than or Equal To 1.25	Annually

LF985 (May 2024)	Page 12 of 34

Terms and Conditions

Additional Covenants:

In addition, the Borrower and each Guarantor, as applicable, will perform and comply with the following covenants:

1.	The Borrower will not, without BMO’s prior written consent, participate in any retrofit project or energy or water efficiency project affecting the Mortgaged Property which would have the effect of creating a lien, hypothec or other interest (including, but without limitation, a local improvement charge or similar interest) in the Mortgaged Property ranking, or potentially ranking, in priority to or pari passu with the interest of BMO in the Mortgaged Property, whether or not such project is sponsored or endorsed by a municipal or other government, governmental organization or utility.

Reporting Requirements:

Annual

April 30th Annual Notice to Reader year-end financial statement with T5013 (partnership financial return) to be provided within 120 days of fiscal year-end for Red Resort Limited Partnership. Notice of Assessment is not applicable for a partnership.

April 30th Annual Notice to Reader year-end financial statement with notice of assessment & T2 to be provided within 120 days of fiscal year-end for the corporate guarantors:

•        Red Mountain Ventures Limited Partnership

•        RMR Acquisition Corp

•        Leroi Acquisition Corp

•        Red Property Management Ltd.

Within 120 days of fiscal year-end a 2 year projected capital expenditure budget (annual investor report) to be provided for Red Resort Limited Partnership.

Such other information as lender may reasonably request from time to time.

Other

A $100 per month fee will be applied for non compliance with reporting requirements. The application of this fee does not waive the Default condition.

Prompt notification of management letters, Default notices, Litigation, and any other material events

Satisfactory evidence that all Taxes (including, without limitation, GST, HST, sales tax, withholdings, etc.) have been paid to date

Representations and Warranties:

The Borrower and each Guarantor, as applicable, makes the representations and warranties set out in Schedule B. All representations and warranties of the Borrower and any Guarantor, in addition to any representation or warranty provided in any document executed in connection with a Facility or any Security, shall be true and correct on the date of this Letter of Agreement and on the date of any Advance under a Facility.

Noteless Advances:

The Borrower acknowledges that the actual recording of the amount of any Advance or repayment thereof under the Facilities, and interest, fees and other amounts due in connection with the Facilities, in an account of the Borrower maintained by BMO, shall constitute prima facie evidence of the Borrower’s indebtedness and liability from time to time under the Facilities; provided that the obligation of the Borrower to pay or repay any indebtedness and liability in accordance with the terms and conditions of the Facilities set out in this Letter of Agreement shall not be affected by the failure of BMO to make such recording. The Borrower also hereby acknowledges being indebted to BMO for principal amounts shown as outstanding from time to time in BMO’s account records, and all accrued and unpaid interest in respect thereto, which principal and interest the Borrower hereby undertakes to pay to BMO in accordance with the terms and conditions applicable to the Facilities as set out in this Letter of Agreement.

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Terms and Conditions

Fees:

All costs and expense incurred by BMO in connection with this Letter of Agreement and the Facilities (including without limitation all legal, appraisal, consulting, and registration fees), and the enforcement of the Security are for the account of the Borrower.

A one-time fee (“Fee”) of $ 1,000 is payable by the Borrower to BMO upon acceptance of this Letter of Agreement. This fee is deemed to be earned by BMO upon acceptance of this Letter of Agreement, to compensate for time, effort and expense incurred by BMO in authorizing these Facilities.

Annual credit renewal fees are payable to BMO each year. At the date of this letter, such fees are $3,750. Each year, the amount of such annual credit renewal fees will be the same as the prior year unless BMO provides prior written notice that such annual credit renewal fees are changing from the prior year. If BMO provides such notice, then the annual credit renewal fees for that year and each subsequent year will be as described by BMO until and unless BMO provides prior written notice that such annual credit renewal fees are changing.

All fees payable under this Letter of Agreement shall be paid to BMO on the dates due, in immediately available funds. Fees paid shall not be refundable except in the case of manifest error in the calculation of any fee payment.

If the total Advances exceed the Facility Authorization, the excess will bear interest at the Overdraft Rate, which is currently 21.0% per annum. BMO shall also be entitled to charge the Borrower a fee of $100 each time an excess is created.

If the Borrower requests or requires any amendment to this agreement or any other Loan Document, BMO shall be entitled to an amendment fee of at least $100 per amendment, in addition to all other fees, costs and charges payable by the Borrower.

Cancellation

The cancellation period is 3 business days. The cancellation period is the period in which the borrower can close the new loan(s) established in this agreement. BMO will provide a notice acknowledging the cancellation and outlining any amounts and expenses owed to BMO and any amount that BMO will return to the Borrower in relation to the use of the Loan. The Borrower’s cancellation right for a loan or line of credit is in addition to any repayment rights under this agreement. The Borrower has no cancellation right for a credit card.

Banking Services:

The Borrower shall maintain its Bank Accounts, solely with the BMO. Borrower acknowledges that the pricing (including interest, fees and charges) contained in this Letter of Agreement is contingent on the Borrower maintaining all of its operating accounts with BMO. If the Borrower does not do so, BMO may, at any time, in its sole discretion and without any requirement to obtain the agreement of, or provide prior notice to the Borrower, increase such pricing.

Treasury & Payment Solutions:

BMO will provide Non-Credit and treasury & payment solutions to the Borrower. A Treasury & Payment Specialist will contact the Borrower to implement BMO’s On-Line Banking for Business platform (OLBB) and discuss additional treasury & payment features such as Electronic Funds Transfer (EFT), Wire Payments, BMO DepositEdge® and Moneris® Payment Processing Solutions. BMO’s objective is to provide a package of services that are tailored to meet both the current and future needs of the Borrower in a cost efficient operating environment.

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Terms and Conditions

Commercial Loan Insurance Plan:

You understand that unless you submit an Application for Commercial Loan Insurance Plan (“Application”), and it has been approved by Canada Life as the insurer, you will not be covered under the Commercial Loan Insurance Plan for any facilities under this Letter of Agreement and would be ineligible to submit a claim should you undergo an insurable event.

Counterparts; Electronic Transmissions:

This agreement may be executed in any number of counterparts with the same effect as if all parties hereto had all signed the same document. Any counterpart of this Agreement may be executed and circulated by facsimile, PDF or other electronic means and any counterpart executed and circulated in such a manner shall be deemed to be an original counterpart of this Agreement. All counterparts shall be construed together and shall constitute one and the same original agreement.

Governing Law:

British Columbia and the federal Laws of Canada applicable therein.

Schedules:

The following Schedules are attached to and form part of this letter of agreement: Schedule A – Covenants

Schedule B – Representations and Warranties

Schedule C – Additional Conditions Precedent to Advances

Schedule D – Additional Terms

Schedule E – Definitions

BMO’s Legal Counsel: N/A

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Agreement and Consent

This Letter of Agreement amends and restates, without novation, the Prior Letter, as of March 17, 2025[, without prejudice to the effect of the terms of the Prior Letter or to any actions taken under or pursuant to the Prior Letter prior to such date. The entry into effect of this Letter of Agreement shall not be deemed to waive or limit any of BMO’s rights in respect of any Event of Default then existing under the Prior Letter or any Event of Default under this Letter of Agreement which exists because of matters occurring prior to such effective date, whether or not known to BMO.

Notwithstanding anything in the Security to the contrary, all Security granted to BMO shall, to the extent permitted by law, be held by BMO as agent for itself and its affiliates who are at any time owed any debts, liabilities or obligations under or in connection with the Facilities or the Letter of Agreement. All such obligations shall rank pari passu and shall be ratably secured by all Security.

The Borrower and each Guarantor acknowledges, confirms, and agrees that:

1.	nothing in this Letter of Agreement shall constitute, evidence, or result in the repayment, satisfaction, release or novation of all or any part of the obligations under the Prior Letter. However, should this Agreement be construed as such, BMO hereby expressly reserves all of the security granted to it under the Prior Letter.

2.	all Security and guarantees granted by it continues in full force and effect as legal, valid and binding obligations, enforceable against it in accordance with its terms, and guarantees or secures payment and performance by it of all present and future debts, liabilities and obligations owed to the Bank and its affiliates under or in connection with the Letter of Agreement; and

3.	the Security and guarantees to which it is a party are all ratified and confirmed.

In accepting this agreement you acknowledge that if, in the opinion of BMO, a material adverse change in risk occurs including, without limitation, any material adverse change in the financial condition, business, property or prospects of the Borrower or any Guarantor, the rights and remedies of BMO, or the ability of the Borrower or any Guarantor to perform its Obligations to BMO, any obligation to Advance some or all of the above Facilities may be withdrawn or cancelled.

Please indicate your acceptance of the terms and conditions hereof by signing and returning one copy of this Letter of Agreement (and making payment of the above noted fee, if applicable) to BMO no later than [April 15, 2025]. If your acceptance of this Letter of Agreement is not received by BMO by that date, BMO shall have no obligation to proceed with any of the Facilities.

Yours truly,
BANK OF MONTREAL

By:	/s/ Todd Schneider
Name:	TODD SCHNEIDER
Title:	Senior Relationship Manager
[250 328 9484]

Accepted and agreed to this _____ day of _________________, 2024

                                                             (Day)                             (Month)             (Year)

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Agreement and Consent

BORROWER(S)

RED RESORT LIMITED PARTNERSHIP

Signature:	/s/ Dyne Parker	Signature:	/s/ Donald Thompson
Name:		Name:
Title:		Title:

GUARANTOR(S)

RED MOUNTAIN VENTURES LIMITED PARTNERSHIP

Signature:	/s/ Dyne Parker	Signature:	/s/ Donald Thompson
Name:		Name:
Title:		Title:

RMR ACQUISITION CORP.

Signature:	/s/ Dyne Parker	Signature:	/s/ Donald Thompson
Name:		Name:
Title:		Title:

RED PROPERTY MANAGEMENT LTD.

Signature:	/s/ Dyne Parker	Signature:	/s/ Donald Thompson
Name:		Name:
Title:		Title:

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Agreement and Consent

LEROI ACQUISITION CORP.

Signature:	/s/ Dyne Parker	Signature:	/s/ Donald Thompson
Name:		Name:
Title:		Title:

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Schedules

SCHEDULE A

COVENANTS

1.	Payment of all indebtedness due to BMO in connection with this Letter of Agreement or any Facility.

2.	Maintenance of corporate existence and status, if applicable.

3.	Payment of all Taxes when due (including, without limitation, corporate, GST, HST, sales tax and withholding).

4.	Compliance with all material Laws, regulations and applicable permits or Approvals (including health, safety and employment standards, labour codes and environmental Laws).

5.	Compliance with all material agreements.

6.	Use of proceeds to be consistent with the approved purpose.

7.	Notices of death of Borrower or Guarantor, Default, material Litigation, and regulatory proceedings to be provided to BMO on a timely basis.

8.	Access by BMO to books and records; BMO to have right to inspect property to which its security applies.

9.	No assumption of additional indebtedness or guarantee Obligations by Borrower without prior written consent of BMO.

10.	No liens or encumbrances on any assets except with the prior written consent of BMO.

11.	No change of control or ownership of the Borrower without the prior written consent of BMO.

12.	No disposition of property or assets (except in the ordinary course of business) without the prior written consent of BMO.

13.	No material acquisitions, hostile takeovers, mergers or amalgamations without BMO’s prior written approval.

14.	[For multiple currencies]:

If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Letter of Agreement, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Letter of Agreement in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which BMO is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its principal office in Toronto, Ontario. If that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by BMO of the amount due, the Borrower will, on the date of receipt by BMO, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by BMO on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by BMO is the amount then due under this Letter of Agreement in the Currency Due. If the amount of the Currency Due which BMO is so able to purchase is less than the amount of the Currency Due originally due to it, the Borrower and each Guarantor jointly and severally (solidarily) agree to indemnify BMO from and against any and all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other Obligations contained in this Letter of Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by BMO from time to time and shall continue in full force and effect notwithstanding any judgment or order in respect of an amount due under this Letter of Agreement or under any judgment or order.

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Schedules

15.	If any loan which, by its terms, is not permitted to be prepaid prior to maturity, is (a) permitted by BMO to be prepaid in its sole and unfettered discretion, or (b) accelerated as a result of demand made by BMO or the occurrence of a default or Event of Default or following the bankruptcy or insolvency of the Borrower, then in each case, the Borrower shall compensate BMO on demand for the loss, cost and expense attributable to such prepayment or acceleration prior to maturity, as calculated by BMO. BMO shall not be required to disclose any components of such calculation which BMO determines is proprietary or commercially sensitive

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Schedules

SCHEDULE B

REPRESENTATIONS AND WARRANTIES

1.	It has the corporate status, power and authority to enter into this Letter of Agreement and any agreement executed in connection with a Facility or any Security to which it is a party, and to perform its Obligations hereunder and thereunder.

2.	It is in compliance with all applicable Laws (including environmental Laws) and its existing agreements.

3.	Except as otherwise disclosed to BMO in writing, no consent or approval of, registration or filing with, or any other action by, any governmental authority is required in connection with the execution, delivery and performance by it of this Letter of Agreement and any agreement executed in connection with a Facility or any Security to which it is a party.

4.	All factual information that has been provided to BMO for purposes of or in connection with this Letter of Agreement or any transaction contemplated herein is true and complete in all material respects on the date as of which such information is dated or certified.

5.	No event, development or circumstance has occurred that has had or could reasonably be expected to have a Material Adverse Effect on the business, assets, operations or condition, financial or otherwise, of the Borrower or any Guarantor.

6.	There is no material Litigation pending against it or, to its knowledge, threatened against or affecting it.

7.	It has timely filed or caused to be filed all required tax returns and reports and has paid or caused to be paid all required Taxes.

8.	It has good and marketable title to its properties and assets including ownership of and/or sufficient rights in any material intellectual property.

9.	It has complied with all Obligations in connection with any pension plan which it has sponsored, administered or contributed to, or is required to contribute to including, without limitation, registration in accordance with applicable Laws, timely payment of all required contributions or premiums, and performance of all fiduciary and administration Obligations.

10.	It maintains insurance policies and coverage that provides sufficient insurance coverage in at least such amounts and against at least such risks as are usually insured against in the same general area by persons in the same or a similar business.

11.	It is not in Default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a Default under any loan, credit or security agreement, or under any material instrument or agreement, to which it is a party.

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Schedules

SCHEDULE C

ADDITIONAL CONDITIONS PRECEDENT TO ADVANCES

1.	Delivery and review of the articles or other constating documents, by-laws, certified resolutions, shareholder agreements (if any) and good standing or equivalent certificates of each Credit Party demonstrating corporate or organisational status, due capacity and sufficient authority.

2.	Delivery of a duly executed copy of the Documentation.

3.	Review of all necessary Approvals.

4.	Review of all Material Contracts.

5.	Review of all information necessary for BMO to comply with all legal and internal requirements in respect of anti-money laundering and proceeds of crime legislation and “know your customer” requirements.

6.	Review (as to covered risks, amounts, periods, renewals, issuer(s), named insured(s), beneficiaries, loss payees, caps, standard mortgage and similar clauses, conditions, exclusions and otherwise) by BMO (or its agents) of all insurance policies issued to the Credit Parties.

7.	Completion of all due diligence required by BMO in respect of the Credit Parties and their respective business, operations, assets, property and undertaking (including lien, Litigation and solvency searches, as well as real property, insurance, tax, pension and environmental diligence, in each case where and as applicable).

8.	Confirmation that all representations, warranties and other declarations made by the Credit Parties under each of the Documentation are true, complete and accurate at the time made or deemed made (including at the time of any Advance).

9.	Confirmation that, since the most recent financial statements provided to BMO, no event or series of events has occurred or failed to occur which would reasonably be expected to have, either singly or in the aggregate, a Material Adverse Effect.

10.	Confirmation that no Default shall have occurred or be continuing.

11.	Payment of all fees, costs, charges, expenses and other amounts then owing under the Documentation.

12.	Any other document or action that BMO may reasonably require.

13.	Compliance with all covenants (financial and non-financial) contained herein

14.	Compliance with all Laws

15.	Satisfactory evidence that all other taxes payable by the Borrower and Guarantor(s) (including, without limitation, GST, HST, sales tax, and withholding) have been paid to date

16.	No material judgments or material legal action initiated against the Borrower and/or any Guarantor(s)

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Schedules

SCHEDULE D

Additional Terms

Expenses:	The Borrower(s) shall pay all reasonable costs and expenses of BMO associated with the preparation, due diligence (including third party expenses), administration and enforcement of this Letter of Agreement, the Facilities, the Security, and the other loan documentation, regardless of whether or not any advances are made or all of the conditions precedent are satisfied or waived in BMO’s discretion.

Increased Costs, Taxes, etc.:	If in respect of any change in or introduction of any law, regulation, order, rule, request, or directive (whether or not having the force of law but of a kind which is intended to be generally complied with by banks) or in the interpretation thereof by any authority charged with the administration thereof or by any court of competent jurisdiction:

(a) BMO incurs a cost (which it would not otherwise have incurred), becomes subject to a tax, or becomes liable to make a payment (calculated with reference to the amount outstanding or available under a Facility) with respect to continuing to provide or maintain such Facility (other than a tax imposed on the income of BMO);

(b) any reserve, special deposit or similar requirement is imposed or increased with respect to any Facility increasing the cost thereof to BMO; or

(c) BMO suffers or will suffer a reduction in the rate of return on its overall capital (other than a reduction by reason of an income tax referred to in (a) above) as a result of the amount of the capital that BMO is required to maintain being increased or of any change in the manner in which BMO is required to allocate its resources;

then the Borrower(s) shall, upon receiving written notice from BMO, pay to BMO such amount as will compensate BMO for, and will indemnify and hold BMO harmless against, such increases in cost or reductions of rate of return with respect to the applicable Facilities accruing after the date the notice is issued. The notice issued by BMO setting out the amount and basis for the amount of such additional payment required shall be deemed to be prima facie correct.

Confidential Information Release and Consent:	The Borrower(s) consents to the release of confidential information regarding the business by BMO to affiliates and subsidiaries of BMO for the purpose of assisting BMO in supporting the Borrower(s) with its strategic plans.

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Schedules

The Borrower(s) authorizes and consents to reproduction, disclosure and use by BMO of information about the Borrower(s) (including, without limitation, the Borrower(s)’s name and any identifying logos) and the Facilities (all such information being called the “Information”) to enable BMO to publish promotional “tombstones” and other forms of notices of the Facilities in any manner and in any media (including, without limitation, brochures, league table purposes). The Borrower(s) acknowledges and agrees: that BMO shall be entitled to determine, in its discretion, whether to use the Information; that no compensation will be payable by BMO resulting therefrom; and that BMO shall have no liability whatsoever to the Borrower(s) or any of its employees, officers, directors, affiliates or shareholders in obtaining and using the Information in accordance with this paragraph.

Indemnification:	The Borrower(s) agrees to indemnify BMO, its affiliates and each of their respective officers, directors, employees, agents and advisors, and save each of them harmless, from and against any and all direct and indirect losses, claims, damages and liabilities arising from activities under or contemplated under this Letter of Agreement, the Security and the other loan documents, other than as a direct result of the gross negligence or willful misconduct of BMO as determined by a final and non-appealable order of a court of competent jurisdiction.

Announcements:	The Borrower(s) shall permit BMO to review and approve of any reference to BMO contained in any press release or similar public disclosure in connection with the Facilities.

The Borrower(s) shall not assign any of its rights or obligations hereunder or under any other loan document.

Assignment:	BMO shall have the right to assign, insure, re-insure, sell or participate its rights and obligations under this Letter of Agreement and the other loan documents, including (without limitation) in the Facilities or in any borrowing hereunder, in whole or in part, to any other person, subject to the consent of the Borrower(s) not to be unreasonably withheld. Notwithstanding the foregoing, the consent of the Borrower(s) is not required if a Default has occurred and is continuing or if the Borrower(s) or any Guarantor is insolvent, bankrupt or has taken any action or sought any relief under any insolvency, restructuring or analogous corporate laws.

Amendments:	This Letter of Agreement can only be amended through a written instrument signed by BMO. The Borrower is solely responsible to notify any Guarantors of any amendments.

No Waiver:	BMO reserves all of its rights, remedies and recourses at any time and from time to time in connection with this Letter of Agreement and the other Documentation, and the entering into or continued performance by BMO of any Documentation shall not be construed as a waiver or forbearance of any Default. Any such waiver or forbearance must be express (and not implied) on the part of BMO and made in writing.

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Schedules

Whole Agreement:	This Letter of Agreement and the other Documentation constitute the whole and entire agreement between the parties in respect of the Facilities. Any previous agreements, understandings, undertakings or arrangements are superseded and replaced by this Letter of Agreement and the other Documentation.

Withholding Taxes:	Except as otherwise required by law, all payments made by the Borrower(s) to BMO hereunder shall be made without withholding for or on account of any present or future taxes imposed by or within the jurisdiction in which the Borrower(s) is domiciled, any jurisdiction from which the Borrower(s) makes any payment or any other jurisdiction, or (in each case) any political subdivision or taxing authority thereof or therein (other than taxes in respect of the net income, assets or capital of BMO). If any such withholding is required by law, the Borrower(s) shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay to BMO such additional amount as may be necessary to ensure that the net amount actually received by BMO (after payment of such taxes including any taxes on such additional amount paid) is equal to the amount which it would have received if no amounts had been withheld.

Matters relating to Interest:	Unless otherwise indicated, interest on any outstanding principal amount and all other amounts (including unpaid interest) shall be calculated daily and shall be payable monthly in arrears on the first business day of the following month; and if the maturity date of a Facility is not the end of a month, all accrued and unpaid interest in respect of such Facility shall be paid on such maturity date. Interest shall accrue from and including the day upon which an advance is made or is deemed to have been made, and ending on but excluding the day on which such advance is repaid or satisfied. Any change in the Prime Rate or the Base Rate shall cause an immediate adjustment of the interest rate applicable to Prime Rate based loans or Base Rate based loans, as applicable, without notice to the Borrower.

Unless otherwise stated, in this Letter of Agreement if reference is made to a rate of interest, fee or other amount “per annum” or a similar expression is used, such interest, fee or other amount shall be calculated on the basis of a year of 365 or 366 days, as the case may be. If the amount of any interest, fee or other amount is determined or expressed on the basis of a period of less than 1 year or 365 or 366 days, as the case may be, the equivalent yearly rate is equal to the rate so determined or expressed, divided by the number of days in the said period, and multiplied by the actual number of days in that calendar year. BMO agrees that promptly upon request by the Borrower from time to time it will advise the Borrower of the Prime Rate and the Base Rate in effect at such time (or during any other period prior to such time), and will assist the Borrower in calculating the effective annual rate of interest required to be disclosed pursuant to section 4 of the Interest Act (Canada).

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If the amount of any interest, premium, fees or other monies or any rate of interest stipulated for, taken, reserved or extracted under this Letter of Agreement or any of the Documentation would otherwise contravene the provisions of section 347 of the Criminal Code (Canada), section 4 or section 8 of the Interest Act (Canada) or any successor or similar legislation, or would exceed the amounts which BMO is legally entitled to charge and receive under any law to which such compensation is subject, then such amount or rate of interest shall be reduced to such maximum amount as would not contravene such provision; and to the extent that any excess has been charged or received BMO shall apply such excess against the outstanding indebtedness and refund any further excess amount.

Default Interest:	Applicable margins and interest rates which would be otherwise applicable shall increase by 2% points upon the occurrence of and during continuance of a Default.

Interpretation:	The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “or” is disjunctive; the word “and” is conjunctive. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or replaced (subject to any restrictions on such modifications set out herein), (b) any reference herein to any statute or any section thereof shall, unless otherwise expressly stated, be deemed to be a reference to such statute or section as amended, restated or re-enacted from time to time, (c) any reference herein to any person shall be construed to include such person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Letter of Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Letter of Agreement, (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (g) any use of “including” or “includes” is not intended to be limited and shall be read to mean “including, without limitation” and “includes, without limitation”.

WAIVER OF JURY TRIAL:	EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LETTER OF AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS LETTER OF AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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Schedules

Matters related to Currency:	If it is necessary for any purpose relating to any Facility that an amount denominated in a currency other than Canadian Dollars be expressed in or equated to an amount of Canadian Dollars, the applicable amount of Canadian Dollars will be determined by BMO in accordance with its normal practice. If the amount outstanding under such Facility, when converted to the equivalent amount in Canadian Dollars, exceeds the amount available under such Facility, the Borrower shall, unless BMO otherwise agrees in its sole discretion, immediately repay such excess to BMO.

If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Letter of Agreement or any other Documentation, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Letter of Agreement or under any other Documentation in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which BMO is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its office in Toronto, Ontario. If there is a change in the rate of exchange prevailing between the Business Day immediately preceding the day on which the judgment is given and the date of receipt by BMO of the amount due, the Borrower shall, on the date of receipt by BMO, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by BMO on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by BMO is the amount then due under this Letter of Agreement or such other Documentation in the Currency Due. If the amount of the Currency Due which BMO is so able to purchase is less than the amount of the Currency Due originally due to it, the Borrower shall indemnify and save BMO harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Letter of Agreement and the other Documentation, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by BMO from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Letter of Agreement or any other Documentation or under any judgment or order.

LF985 (May 2024)	Page 27 of 34

Schedules

No Advisory or Fiduciary Duty:	The Borrower acknowledges and agrees, and acknowledges its subsidiaries’ understanding, that BMO will not have any obligations hereunder except those obligations expressly set forth herein and in the other Documentation and that BMO is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Documentation and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against BMO based on an alleged breach of fiduciary duty by BMO in connection with this Letter of Agreement or the other Documentation and the transactions contemplated thereby. Additionally, the Borrower acknowledges and agrees that BMO is not advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and BMO shall have no responsibility or liability to the Borrower with respect thereto.

Set Off:	BMO and its affiliates may set off any obligations owing under or in connection with this Letter of Agreement and the Facilities against any money and other property maintained in any accounts of the Borrower held with BMO or its affiliates.

Quebec Matters:	For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Letter of Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec: (a) “personal property” shall include “movable property”, (b) “real property” or “real estate” shall include “immovable property”, (c) “tangible property” shall include “corporeal property”, (d) “intangible property” shall include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” , “reservation of ownership” and a resolutory clause, (f) all references to filing, perfection, priority, remedies, registering or recording under a Personal Property Security Act shall include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” hypothec as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”, (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall include a “mandatary”, (k) “joint and several” shall include “solidary”, (l) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (m) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (n) “easement” shall include “servitude”, (o) “priority” shall include “rank” or “prior claim”, as applicable (p) “accounts” shall include “claims”, (q) “legal title” shall be including “holding title on behalf of an owner as mandatory or prête-nom”, and (r) “guarantee” and “guarantor” shall include “suretyship” and “surety”, respectively.

LF985 (May 2024)	Page 28 of 34

Schedules

Benchmark Replacement Mechanics:	Unless otherwise defined, capitalized terms have the meanings given to them in the Letter of Agreement and Schedule E. Definitions:

Benchmark:	For:

		(a)	CORRA, initially, the Term CORRA Reference Rate; and

		(b)	SOFR, initially, Term SOFR,

provided that if a Benchmark Transition Event has occurred with respect to any of the foregoing or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate under this Schedule.

Benchmark Replacement:	With respect to any Benchmark Transition Event:
		(a)	where a Benchmark Transition Event has occurred with respect to Term CORRA Reference Rate, the Benchmark Replacement will be the Prime Rate; and;
		(b)	where a Benchmark Transition Event has occurred with respect to a Benchmark other than the Term CORRA Reference Rate, the Benchmark Replacement will be the sum of:

i.	the alternate benchmark rate that has been selected by BMO in its discretion but considering: (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by an applicable Governmental Authority, or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for similar credit facilities, and
ii.	the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than any applicable floor, the Benchmark Replacement will be deemed to be that floor for the purposes of this Letter of Agreement and the other Documentation. If there is no floor, then the floor shall be deemed to be 1%.

LF985 (May 2024)	Page 29 of 34

Schedules

Benchmark Replacement Adjustment:	With respect to any replacement of the then-current Benchmark with a Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by BMO in its discretion but considering: (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark by the applicable governmental authority, or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark for similar credit facilities at such time.

Benchmark Transition Event:	With respect to any then-current Benchmark, the occurrence of any of the following events as determined by BMO in its sole discretion:

	(a)	that Benchmark or any interest period of that Benchmark is no longer available or published or representative;
	(b)	the administrator, regulatory supervisor or other applicable governmental authority having jurisdiction over the Benchmark has made a public statement that the Benchmark or any interest period of the Benchmark will no longer be made available, used or advisable for determining interest rates of loans; or
	(c)	loans are currently being executed containing, or loans that include benchmark replacement language similar to that contained in this Letter of Agreement, are being executed or modified (as applicable) to incorporate or adopt, a new interest rate to replace a Benchmark.

Conforming Changes:	With respect to the use or administration of a Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to definitions, pricing, applicable margins and other provisions of any Documentation, timing and frequency of determining rates and making payments of interest, timing of loan requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that BMO decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by BMO in a manner substantially consistent with market practice (or, if BMO decides that adoption of any portion of such market practice is not administratively feasible or if BMO determines that no market practice for the administration of any such rate exists, in such other manner of administration as BMO decides is reasonably necessary in connection with the administration of this Letter of Agreement and the other Documentation.

LF985 (May 2024)	Page 30 of 34

Schedules

REPLACEMENT MECHANICS:

1.	Rates and No Liability: BMO does not warrant or accept responsibility for, and won’t have any liability with respect to:

a.	Continuation, administration, calculation or any other matter related to CORRA, SOFR or any other Benchmark or any term, interest rate or interest period related to any of them;

b.	the effect, implementation or composition of any Conforming Changes;

c.	whether any adjustments to Term CORRA, Term SOFR or other Benchmark is similar to, or produces, the economic equivalence of any prior reference interest rate, index or other credit availment;

d.	the liquidity or availability of any Benchmark or interest period thereof;

e.	any other direct or indirect consequence of a Benchmark, Benchmark Transition Event, Benchmark Replacement, Conforming Changes or other consequence of any reference rate adjusting or ceasing in the future.

2.	Benchmark Replacement: Notwithstanding anything to the contrary in this Letter of Agreement or any other Documentation (and BMO may determine if it requires applicable swap and hedge agreements to be Documentation for the purposes of these mechanics), if a Benchmark Transition Event occurs, then:

a.	in the case of a Benchmark Replacement under clause (a) of that definition [Term CORRA to Prime Rate], such Benchmark Replacement will replace the applicable Benchmark for all purposes under the Documentation for that Benchmark without any further action or consent of any party, provided BMO may make Conforming Changes as required; and

b.	in the case of a Benchmark Replacement under clause (b) of that definition [anything other than Term CORRA], such Benchmark Replacement will replace the applicable Benchmark for all purposes under the Loan Documents after 5:00pm Toronto time on the 5th Business Day after the date notice of such Benchmark Replacement is provided to BMO without any further action or consent of any party, provided BMO may make Conforming Changes as required.

BMO may issue simple notice of any Benchmark Replacement to the Borrower, however any Benchmark Replacement made under this Section will not be affected, conditional or prejudiced in any way if BMO does not provide any such notice.

Each outstanding loan based directly or indirectly on a Benchmark that is being replaced under this section (“Existing Loan”) will automatically convert to a loan under the new adjusted Benchmark (“Updated Loan”) upon the later to occur of (a) the maturity of the applicable interest period of the Existing Loan, and (b) the effective date of the Benchmark Replacement. The Updated Loan will be in the principal amount of all outstanding debt, interest, fees and other amounts of the Existing Loan on the conversion date and bear interest at a rate per annum based on the new Benchmark and taking into account any Applicable Margin, Conforming Changes, fees and other amounts. If, for any reason, an Existing Loan cannot be so converted, it will be deemed to have converted to a Prime Rate or Base Rate, as applicable, loan in the principal amount of all outstanding debt, interest, fees and other amounts of the Existing Loan on the conversion date.

LF985 (May 2024)	Page 31 of 34

Schedules

3.	Conforming Changes: Without limiting BMO’s ability to make Conforming Changes under Section 2, BMO may make Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement from time to time and, notwithstanding anything to the contrary herein or in any other Documentation, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Letter of Agreement or any other Documentation.

4.	Notices: BMO will notify the Borrower of any Benchmark Replacement and the effectiveness of any Conforming Changes. Any determination, decision or election by BMO and associated notice(s) will be conclusive and binding absent manifest error and will be made in BMO’s sole discretion without the need for any consent or approval from any person.

5.	Compensation for Loss: If any loan based on Term CORRA or Term SOFR is repaid, converted, rolled over or assigned before the last day of the applicable interest period, the Borrower will immediately on demand compensate BMO for any loss, cost and expense attributable to such event, including costs of re-deploying capital, break-fees and other related amounts.

6.	Bankers’ Acceptances (“BAs”). No new advance or loan will be requested or made that is a BA or derived from a BA. Any outstanding obligations consisting of BAs or derived from BAs will, concurrently with their maturity, automatically convert to a Prime Rate loan under the same Facility.

LF985 (May 2024)	Page 32 of 34

Schedules

SCHEDULE E

DEFINITIONS

“Advance” or “Loans” means an advance, continuation, or conversion (where applicable) of any loan or credit extended under this Agreement, as amended, restated, or renewed from time to time.

“Approvals” means, collectively, all material governmental, regulatory, third party or other approvals, authorizations, consents, rights, titles, interests, franchises, licenses, permits, privileges, qualifications and the like, and orders, registrations, declarations, publications, recordings, filings, notices and such other actions which, in each case, are necessary or desirable (i) for the ownership, lease, operation and normal conduct of the business, property, undertaking and assets of any Credit Party, or (ii) under or in connection with the Facilities and the Documentation (including the execution, delivery, performance, validity, enforceability and perfection (opposability) thereof).

“CORRA” Means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Credit Parties” means, collectively, the Borrower(s) and the Guarantor(s).

“Default” means a breach or default or event which, with the giving of notice or the passage of time or both, would constitute a breach or a default (whether as to the performance or fulfilment of any representations, warranties, covenants, obligations, or other provisions thereunder) under the applicable documentation (including the Documentation).

“Documentation” means, collectively, this Agreement (as amended, restated, or renewed from time to time), the Guarantee and Security (set forth below) and all other agreements and documents required to be delivered in connection with the Facilities or the transactions contemplated hereby.

“including” means including but without limitation.

“Laws” means all laws, statutes, regulations, rules, codes, orders, ordinances, treaties, conventions, judgements, awards, determinations, directives, orders, and decrees applicable to a Credit Party, its business, or its property, undertaking and assets, including, without limitation, environmental laws and pension plan and other employee plan matters.

“Litigation” means any judgment, writ of execution, order, notice of deficiency, injunction or directive rendered, and any notice of infraction, action, suit, proceeding, or investigation pending or threatened, in each case against a Credit Party or any of its property or assets.

“Material Contracts” means any contract or agreement entered into by any Credit Party in respect of which any material breach or default or any termination or non-renewal would reasonably be expected to have a Material Adverse Effect under clause (i) or (ii) of the definition thereof, as such contracts or agreements may be amended, supplemented, restated, replaced, or otherwise modified from time to time to the extent permitted under the Documentation.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, results of operations, prospects, or condition (financial or otherwise) of any Credit Party, (ii) the ability of each Credit Party to perform its obligations under the Documentation, or (iii) the legality, validity, binding nature, or enforceability of the rights, remedies, or recourses of BMO under any of the Documentation.

LF985 (May 2024)	Page 33 of 34

Schedules

“Obligations” means all debts, liabilities and obligations owed to Bank of Montreal, BMO Bank N.A. and Bank of Montreal’s other affiliates and their successors under or in connection with the Facilities, this Letter of Agreement (as amended, restated or renewed from time to time) or any other Documentation (in principal, interest, fees, premiums, penalties, costs, losses, expenses and other charges) and includes any indemnity obligations owed by Bank of Montreal to any of its affiliates in relation to the Facilities.

“Prime Rate” means the rate of interest announced from time to time by BMO as its reference rate then in effect for determining rates of interest charged on Canadian dollar loans made to its customers in Canada and designated as its prime rate.

“Taxes” means all taxes, duties, assessments, imposts, levies and similar charges and claims imposed upon a Credit Party, its income, or profits, or upon any properties belonging to it (including, without limitation, corporate, GST, HST, sales tax, real property taxes and other withholdings, deductions, and related liabilities).

“Term CORRA Administrator” Means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA” Means the forward-looking term rate based on CORRA (“Term CORRA Reference Rate”) for a period comparable to the applicable interest period of 1 or 3 months on the day (such day, the “Periodic Term CORRA Determination Day”) that is 2 Business Days prior to the first day of such interest period, as such rate is published by the Term CORRA Administrator; provided that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable period has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such period as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such period was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than 3 Business Days prior to such Periodic Term CORRA Determination Day.

“Term SOFR” Means, for an interest period of 1, 3 or 6 months, the rate per annum determined by BMO as the forward-looking term rate based on the secured overnight financing rate administered by the US Federal Reserve Bank of New York (or a successor administrator selected by BMO) that is 2 U.S. Government Securities Business Days before the start of the chosen interest period (or, if such rate is not ascertainable on such date, the immediately preceding U.S. Government Securities Business Day). Each determination of Term SOFR by BMO shall be conclusive and binding absent manifest error.

“US Base Rate” means the rate of interest announced from time to time by BMO as its reference rate then in effect for determining rates of interest charged on U.S. Dollar loans made to its customers in Canada and designated as its U.S. base rate.

LF985 (May 2024)	Page 34 of 34

Company Legal Name: RED RESORT LIMITED PARTNERSHIP

Document Name: LF986-Advice of Loan Terms

Customer Tracking ID: B20093281901020

Transaction ID: MOD-301815363

ATTENTION:

Please do not remove or discard this sheet and ensure that it is returned with the attached document(s).

Further to our conversation, we are pleased to confirm your instructions for the following term loan renewal of the credit facility which is as subject to the terms of our Letter of Agreement: Latest reinstated LF985 (17/MAR/2025).

Date: April 04, 2025

Borrower Name: RED RESORT LIMITED PARTNERSHIP

Loan Type: Fixed Rate Term Loan

Loan Advance Amount: $511,958.44 CAD

Requested Date of Advance: April 04, 2025

Funds to be Credited to: 0755-6999-501

Interest Rate: 5.94% per annum

Selected Term: 12 months	Amortization: 35 months

Payment Frequency: Monthly	Payment Type: Irregular payment - principal and interest December to May and Interest only June to November annually

Payment Amount: $28,442.14	First Payment Due: April 30, 2025

Maturity Date: March 31, 2026

Thank you for your business, and I look forward to continuing to work with you to meet your financial goals.

Accepted and agreed to this		day of		, 2025
	(Day)		(Month)		(Year)

LF986 (Jan 2023)	Page 1 of 2

For renewals: RED RESORT LIMITED PARTNERSHIP

Signature:	/s/ Dyne Parker

Name:

Title:

Signature:	/s/ Donald Thompson

Name:

Title:

LF986 (Aug 2020)	Page 2 of 2

Company Legal Name: RED RESORT LIMITED PARTNERSHIP

Document Name: LF986-Advice of Loan Terms

Customer Tracking ID: B20093281901020

Transaction ID: MOD-301815351

ATTENTION:

Please do not remove or discard this sheet and ensure that it is returned with the attached document(s).

Further to our conversation, we are pleased to confirm your instructions for the following term loan renewal of the credit facility which is as subject to the terms of our Letter of Agreement: Latest reinstated LF985 (17/MAR/2025).

Date: April 04, 2025

Borrower Name: RED RESORT LIMITED PARTNERSHIP

Loan Type: Fixed Rate Term Loan

Loan Advance Amount: $3,116,517.08 CAD

Requested Date of Advance: April 04, 2025

Funds to be Credited to: 0755-6999-528

Interest Rate: 5.94% per annum

Selected Term: 12 months	Amortization: 215 months

Payment Frequency: Monthly	Payment Type: Irregular payment - principal and interest December to May and Interest only June to November annually

Payment Amount: $28,856.64	First Payment Due: April 30, 2025

Maturity Date: March 31, 2026

Thank you for your business, and I look forward to continuing to work with you to meet your financial goals.

Accepted and agreed to this		day of		, 2025
	(Day)		(Month)		(Year)

LF986 (Jan 2023)	Page 1 of 2

For renewals: RED RESORT LIMITED PARTNERSHIP

Signature:	/s/ Dyne Parker

Name:

Title:

Signature:	/s/ Donald Thompson

Name:

Title:

LF986 (Aug 2020)	Page 2 of 2

Company Legal Name: RED RESORT LIMITED PARTNERSHIP

Document Name: LF986-Advice of Loan Terms

Customer Tracking ID: B20093281901020

Transaction ID: MOD-301989344

ATTENTION:

Please do not remove or discard this sheet and ensure that it is returned with the attached document(s).

Further to our conversation, we are pleased to confirm your instructions for the following term loan renewal of the credit facility which is as subject to the terms of our Letter of Agreement: Latest reinstated LF985 (17/MAR/2025).

Date: April 06, 2026

Borrower Name: RED RESORT LIMITED PARTNERSHIP

Loan Type: Fixed Rate Term Loan

Loan Advance Amount: $341,305.60 CAD

Requested Date of Advance: April 06, 2026

Funds to be Credited to: NA Renewal of FRTL

Interest Rate: 5.34% per annum

Selected Term: 12 months	Amortization: 23 months

Payment Frequency: Monthly	Payment Type: Irregular payment - principal and interest December to May and Interest only June to November annually.

Payment Amount: $28,442.14	First Principal Payment Due: April 30, 2026

Maturity Date: March 31, 2027

Thank you for your business, and I look forward to continuing to work with you to meet your financial goals.

Accepted and agreed to this		day of		, 2026
	(Day)		(Month)		(Year)

LF986 (Jan 2023)	Page 1 of 2

For renewals: RED RESORT LIMITED PARTNERSHIP

Signature:	/s/ Dyne Parker

Name:

Title:

Signature:	/s/ Mark Schroetel

Name:

Title:

LF986 (Aug 2020)	Page 2 of 2

Company Legal Name: RED RESORT LIMITED PARTNERSHIP

Document Name: LF986-Advice of Loan Terms

Customer Tracking ID: B20093281901020

Transaction ID: MOD-301989354

ATTENTION:

Please do not remove or discard this sheet and ensure that it is returned with the attached document(s).

Further to our conversation, we are pleased to confirm your instructions for the following term loan renewal of the credit facility which is as subject to the terms of our Letter of Agreement: Latest reinstated LF985 (17/MAR/2025).

Date: April 06, 2026

Borrower Name: RED RESORT LIMITED PARTNERSHIP

Loan Type: Fixed Rate Term Loan

Loan Advance Amount: $2,943,377.24 CAD

Requested Date of Advance: April 06, 2026

Funds to be Credited to: NA – FRTL renewal

Interest Rate: 5.34% per annum

Selected Term: 12 months	Amortization: 203 months

Payment Frequency: Monthly	Payment Type: Irregular payment - principal and interest December to May and Interest-only June to November annually.

Payment Amount: $28,856.64	First Principal Payment Due: April 30, 2026

Maturity Date: March 31, 2027

Thank you for your business, and I look forward to continuing to work with you to meet your financial goals.

Accepted and agreed to this		day of		, 2026
	(Day)		(Month)		(Year)

LF986 (Jan 2023)	Page 1 of 2

For renewals: RED RESORT LIMITED PARTNERSHIP

Signature:	/s/ Dyne Parker

Name:

Title:

Signature:	/s/ Mark Schroetel

Name:

Title:

LF986 (Aug 2020)	Page 2 of 2